Exhibit 10.1

Waiver Letter

Dated February 17, 2022 but
Effective as of November 22, 2021

Omnia Wellness Inc.

999 18th Street

Suite 3000

Denver, Colorado 80202

Re:	Waiver of Default

Ladies and Gentlemen:

Reference is made to that certain (a) Securities Purchase Agreement dated as of June 24, 2021 (the “SPA”), by and between Omnia Wellness Inc., a Nevada corporation (“Omnia”), and Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), (b) Senior Secured Promissory Note in the principal amount of $650,000, with Omnia as the borrower thereunder and Auctus as the holder thereunder, with an issue date of June 24, 2021 (the “Note”), (c) Common Stock Purchase Warrant (First Warrant) of Omnia held by Auctus dated June 24, 2021 (the “First Warrant”) and (d) Common Stock Purchase Warrant (Second Warrant) of Omnia held by Auctus dated June 24, 2021 (the “Second Warrant” and, with the SPA, the Note, the First Warrant and the other documents and instruments referenced therein, the “Loan Documents”).

Pursuant to Section 3.8 of the Note, it is an event of default if at any time after the Issue Date (as defined in the Note), Omnia shall fail to comply with the reporting requirements of the 1934 Act (as defined in the Note) and/or Omnia shall cease to be subject to the reporting requirements of the 1934 Act.

Omnia (a) failed to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 (the “Form 10-Q”) by its due date of November 22, 2021, (b) failed to file its Current Report on Form 8-K (Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review) (the “Form 8-K”) by its due date of November 23, 2021 and (c) intends to restate its financial statements for the fiscal quarter ended June 30, 2021 originally filed in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, by filing an Amendment No. 1 to Form 10-Q for the fiscal quarter ended June 30, 2021 (the “Restated 10-Q”) (clauses (a), (b) and (c), collectively, the “Section 3.8 Default”). Accordingly, Omnia has requested Auctus to waive the Section 3.8 Default.

Auctus hereby (a) irrevocably waives the Section 3.8 Default and (b) irrevocably waives and declines to exercise any of its rights under the Loan Documents otherwise triggered upon an event of default due to a Section 3.8 Default (including but not limited to the acceleration of the Note, the triggering of any Default Amount (as defined in the Note) and the inability to cancel and extinguish the Second Warrant in accordance with the terms of the Loan Documents).

This Consent and Waiver Letter is provided only in connection with the matters specifically provided herein, and is in no way deemed (a) a consent or waiver of any other rights under the Loan Documents or (b) except as expressly provided for in this Waiver Letter, to waive or amend any rights, obligations or provisions under the Loan Documents, all of which shall remain in full force and effect. Nothing herein shall be deemed an admission by Omnia that any matter referred to herein (i) requires the consent or waiver of Auctus or (b) otherwise triggers any other event contemplated in the Loan Documents.

This Waiver Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Waiver Letter delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Waiver Letter.

Very truly yours,

AUCTUS FUND, LLC

		By:	/s/ Lou Posner
Name:
Title:

Agreed to and Accepted as of
the 17th day of February 2022,
But Effective as of November 22, 2021

OMNIA WELLNESS INC.

By:	/s/ Steve Howe
Name:	Steve Howe
Title:	Executive Chairman